
         As filed with the Securities and Exchange Commission on May 27, 1999
                                                   Registration No. 33-_________
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                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549

                              -----------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                              -----------------------

                          TERAGLOBAL COMMUNICATIONS CORP.
                 (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)

                              225 Broadway, Suite 1600
                            San Diego, California  92101
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

            Wyoming                                             33-0827963
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                               1997 STOCK OPTION PLAN
                               1999 STOCK OPTION PLAN

                             (FULL TITLE OF THE PLANS)

                             -------------------------

                        James A. Mercer III, Vice President
                          TeraGLOBAL Communications Corp.
                              225 Broadway, Suite 1600
                            San Diego, California 92101
                                   (619) 231-0555
                       (NAME, ADDRESS, AND TELEPHONE NUMBER,
                     INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             -------------------------

                           CALCULATION OF REGISTRATION FEE

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                                                                 Proposed                  Proposed
                                                                 Maximum                    Maximum
          Title of                    Amount                     Offering                  Aggregate                Amount of
         Securities                    to be                    Price Per                  Offering                Registration
      to be Registered              Registered                   Share(1)                  Price(1)                    Fee
--------------------------------------------------------------------------------------------------------------------------------
       Common Stock,
        no par value             3,000,000 shares                 $7.06                   $21,165,667                 $5,885
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(h) based on the actual exercise price for options outstanding under the Plan and the average of the high and low prices of the Common Stock of TeraGLOBAL Communications Corp. as reported on May 25, 1999 on the OTC Bulletin Board for additional shares not covered by outstanding options.

                                     INTRODUCTION

This Registration Statement on Form S-8 is filed by TeraGLOBAL Communications Corp. (the "Company") relating to 3,000,000 shares of the Company's common stock (the "Stock") issuable to certain individuals rendering services to the Company under the Company's 1997 Stock Option Plan and the Company's 1999 Stock Option Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which the Company has previously filed with the Securities and Exchange Commission (the "Commission"), or which are filed subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold, are incorporated herein by reference and made a part hereof:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, filed with the Commission on March 30, 1999, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 1998; and

     (c) The description of the Company's Stock contained in the Company's Registration Statement on Form 10-SB filed with the Commission under the Exchange Act on November 25, 1998, including any amendment or report filed for the purpose of updating such description.

     For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VII of the Company's Bylaws provides that the Company shall indemnify each of its directors against any claim or liability incurred by the director by reason of his being a director of the Company, except for a claim or liability arising from a director's own negligence or willful misconduct.

     Under the Wyoming General Corporation Law, the Company may indemnify any of its directors who is a party to a proceeding because he is a director against liability incurred in the proceeding if (i) he acted in good faith; (ii) he reasonably believed that his conduct was not opposed to the Company's best interests; and (iii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Company may not indemnify a director in connection with a proceeding by or in the name of the Company, except for reasonable expenses incurred by the director in connection with the proceeding, and only if the director has met the standard of conduct set forth in the previous sentence. Further, the Company may not indemnify a director to the extent he received an improper financial benefit as a result of his conduct.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.


EXHIBIT NUMBER  DESCRIPTION

     4.1        Articles of Incorporation of the Company, as amended (1)

     4.2        Bylaws of the Company, as amended (1)

     4.3        1997 Stock Option Plan, as amended (1)

     4.4        1999 Stock Option Plan (2)

     5          Opinion of Luce, Forward, Hamilton & Scripps LLP.

     23.1       Consent of Singer, Lewak, Greenbaum & Goldstein LLP.

     23.2       Consent of Luce, Forward, Hamilton & Scripps LLP (contained in
                Exhibit 5 hereto).

     24         Power of Attorney (contained on signature page hereto).


(1) Incorporated by reference to the Company's Registration Statement on Form 10-SB (000-25115) filed with the Commission on November 25, 1998.

(2) Incorporated by reference to the Company's Proxy Statement filed with the Commission on May 3, 1999.

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by a final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 27, 1999.

TERAGLOBAL COMMUNICATIONS CORP.


By:   /s/ PAUL COX
   -------------------------------------------
      Paul Cox, President


By:   /s/ ISSA NAKHLEH
   -------------------------------------------
      Issa Nakhleh, Chief Financial Officer

                                  POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints DAVID FANN and PAUL COX, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, at any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.


 Signature                                    Title                                               Date
---------------                              ---------                                           ------

  /s/ PAUL COX                                Chairman of the Board and President             May 27, 1999
--------------------------------
 Paul Cox


  /s/ DAVID FANN                              Director and Chief Executive Officer            May 27, 1999
--------------------------------
 David Fann


  /s/ GRANT HOLCOMB                           Director and Chief Technical Officer            May 27, 1999
--------------------------------
 Grant Holcomb


                                              Director                                        May __, 1999
--------------------------------
 John F.A.V. Cecil


                                              Director                                        May __, 1999
--------------------------------
 William O. McCoy



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